UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

EARTHLINK HOLDINGS, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

EARTHLINK HOLDINGS CORP.

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on February 27, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 5, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), among Windstream Holdings, Inc., a Delaware corporation (“Windstream”), Europa Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Windstream (“Merger Sub 1”), Europa Merger Sub, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Windstream (“Merger Sub 2”), and EarthLink Holdings Corp., a Delaware corporation (n/k/a EarthLink Holdings, LLC) (“EarthLink”).

The events described in this Current Report on Form 8-K occurred in connection with the closing of the transactions contemplated by the Merger Agreement.

Item 1.02                                           Termination of a Material Definitive Agreement

On the Closing Date, in connection with the Merger, EarthLink terminated the credit facility (the “Credit Facility”) evidenced by the Amended and Restated Credit Agreement, dated as of May 29, 2013, among EarthLink, the subsidiary guarantors party thereto, Regions Bank, as administrative and collateral agent, Regions Capital Markets, as a Joint Lead Arranger and Sole Book Managers, Fifth Third Bank, as a Joint Lead Arranger, and the lenders party thereto.  In connection with the consummation of the Merger, the payoff amount of approximately $59 million was repaid under the Credit Facility.

Information in Item 8.01 as to the satisfaction and discharge of the Indentures governing EarthLink’s 8.875% Senior Notes due 2019 (the “Senior Notes”) and 7.375% Senior Secured Notes due 2020 (the “Secured Notes”) is incorporated by reference into this Item 1.02.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 merged with and into EarthLink, with EarthLink continuing as the surviving corporation (the “Merger”) and, immediately following the Merger, EarthLink merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company (the “Surviving Entity”) under the name EarthLink Holdings, LLC (the “Subsequent Merger” and, together with the Merger, the “Combination”).

At the effective time of the Merger (the “Effective Time”), holders of EarthLink common stock (other than EarthLink, Windstream or any of their respective direct or indirect subsidiaries) became entitled to receive, for each share of EarthLink common stock issued and outstanding immediately prior to the Effective Time, 0.818 shares (the “Exchange Ratio”) of Windstream common stock (the “Merger Consideration”).  No fractional shares of Windstream common stock were issued in the Merger, and EarthLink stockholders received cash in lieu of any fractional shares.

At the Effective Time, each option to purchase EarthLink common stock was cancelled and automatically converted into the right to receive a number of shares of Windstream common stock equal to (i) the product of the number of shares of EarthLink common stock underlying such option and the Exchange Ratio, less (ii) a number of shares of Windstream common stock equal to the product of (A) the number of shares of EarthLink common stock subject to such EarthLink option with a fair market value (determined based on the closing price of EarthLink common stock on the business day immediately preceding the Closing Date) equal to the sum of (x) the aggregate exercise price of such EarthLink option, plus (y) any withholding on such option and (B) the Exchange Ratio.  Additionally, each outstanding EarthLink restricted stock unit was assumed by Windstream and automatically converted into a restricted stock unit with respect to a number of shares of Windstream common stock determined by multiplying the number of shares of EarthLink common stock subject to such EarthLink restricted stock unit by the Exchange Ratio.  Any resulting fractional shares of Windstream common stock otherwise payable to former holders of options to purchase EarthLink common stock and EarthLink restricted stock units after giving effect to the conversions summarized in this paragraph were treated in the same manner as fractional shares of Windstream common stock payable as Merger Consideration.

The description of the Combination and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by EarthLink with the Securities and Exchange Commission on November 10, 2016, and is incorporated by reference herein.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, EarthLink requested that the shares of EarthLink common stock, which traded under the symbol “ELNK,” cease to be traded on The NASDAQ Global Select Market (“NASDAQ”) prior to the opening of trading on February 27, 2017 and be delisted from NASDAQ. Accordingly, NASDAQ will file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) (the “Form 25”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister EarthLink common stock. The delisting of EarthLink common stock from NASDAQ will be effective 10 days after the filing of the Form 25. EarthLink intends to file with the SEC a Form 15 under the Exchange Act relating to the EarthLink common stock, which will terminate and suspend EarthLink’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03                                           Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each issued and outstanding share of EarthLink common stock, other than dissenting shares, was cancelled and automatically converted into the right to receive the Merger Consideration.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein. A summary comparison of the rights of holders of EarthLink common stock as compared to the rights of holders of Windstream common stock is contained under the caption “Comparison of Rights of Common Stockholders of Windstream and Common Stockholders of EarthLink” in EarthLink’s proxy statement filed with the SEC on Schedule 14A on January 24, 2017, which disclosure is included as Exhibit 99.1 to this Current Report on Form 8-K and is also incorporated by reference herein.

Item 5.01                                           Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, EarthLink became an indirect, wholly-owned subsidiary of Windstream and, accordingly, a change in control of EarthLink occurred. The information set forth in Item 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and in accordance with the Merger Agreement, all of the officers and directors of EarthLink ceased to serve as the officers and directors of the Surviving Entity.  Also at the Effective Time, the following individuals became the officers of the Surviving Entity:

Tony Thomas — President and Chief Executive Officer

Robert E. Gunderman — Chief Financial Officer

John P. Fletcher — Executive Vice President, Chief Human Resources & Legal Officer

Kristi M. Moody — Senior Vice President, General Counsel & Corporate Secretary

Christie Grumbos — Senior Vice President & Treasurer

The Surviving Entity will be manager-managed by Tony Thomas and John P. Fletcher.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Subsequent Effective Time, the certificate of formation (as amended) and the operating  agreement of Merger Sub 2, included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference, became the certificate of formation and operating agreement of the Surviving Entity.

Item 8.01                                           Other Events.

In connection with the consummation of the transactions under the Merger Agreement described in Item 2.01 of this Current Report on Form 8-K, EarthLink is calling for redemption of all $76,557,000 outstanding aggregate principal amount of its Senior Notes and all $300 million outstanding aggregate principal amount of its Secured Notes.

EarthLink is calling the Senior Notes at a redemption price in cash equal to 102.219% of the principal amount of the Senior Notes, plus accrued and unpaid interest to, but excluding, the redemption date.  A notice of redemption is being sent to all currently registered holders of the Senior Notes by Deutsche Bank Trust Company Americas, the trustee under the indenture governing the Senior Notes.  EarthLink is calling the Secured Notes at a redemption price in cash equal to 105.531% of the principal amount of the Secured Notes, plus accrued and unpaid interest to, but excluding, the redemption date. A notice of redemption is being sent to all currently registered holders of the Secured Notes by Regions Bank, the trustee under the indenture governing the Secured Notes.

In connection with the redemptions, EarthLink has satisfied and discharged the indentures governing the Senior Notes and the Secured Notes with funds derived from the Amendment described in Item 1.01 of this Current Report on Form 8-K and has placed the redemption payments into trust for the benefit of the noteholders pending the redemptions.  Both redemptions are scheduled to occur on March 29, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 5, 2016, by and among Windstream Holdings, Inc., Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Windstream on November 10, 2016).

3.1	Certificate of Formation of EarthLink Holdings, LLC (as amended)

3.2	Operating Agreement of EarthLink Holdings, LLC

99.1

Disclosure contained under the caption “Comparison of Rights of Common Stockholders of Windstream and Common Stockholders of EarthLink” in EarthLink’s proxy statement filed with the SEC on Schedule 14A on January 24, 2017 (incorporated by reference to such caption in EarthLink’s proxy statement on Schedule 14A filed with the SEC on January 24, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS, LLC (as successor by merger to EarthLink Holdings Corp.)

	By:	/s/ Kristi Moody
	Name:	Kristi Moody
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: February 27, 2017

EARTHLINK HOLDINGS, LLC

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 5, 2016, by and among Windstream Holdings, Inc., Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink Holdings Corp. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Windstream on November 10, 2016).

3.1	Certificate of Formation of EarthLink Holdings, LLC (as amended)

3.2	Operating Agreement of EarthLink Holdings, LLC

99.1

Disclosure contained under the caption “Comparison of Rights of Common Stockholders of Windstream and Common Stockholders of EarthLink” in EarthLink’s proxy statement filed with the SEC on Schedule 14A on January 24, 2017 (incorporated by reference to such caption in EarthLink’s proxy statement on Schedule 14A filed with the SEC on January 24, 2017).